UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2017, Apricus Biosciences, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders approved the amendment and restatement of the Company’s 2012 Stock Long Term Incentive Plan (the “2012 Plan”). The amended and restated 2012 Plan is referred to herein as the “Restated Plan.” The Restated Plan authorizes the issuance of an aggregate of 1,423,241 shares of the Company’s common stock, 923,241 of which were previously reserved for issuance under the 2012 Plan. In addition, the Restated Plan contains an “evergreen provision” that allows for an annual increase in the number of shares available for issuance under the Restated Plan on January 1 of each year during the ten-year term of the Restated Plan, beginning on January 1, 2018. The annual increase in the number of shares of common stock will be equal to the lesser of: (a) 4% of the number of shares of common stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31, or (b) a number of shares of common stock set by the Company’s Board of Directors (the “Board”). Notwithstanding the foregoing, (a) in no event may more than 7,000,000 shares of common stock be delivered upon satisfaction of awards under the Restated Plan, and (b) the maximum number of shares of common stock that may be issued or transferred pursuant to incentive stock options (“ISOs”), as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), under the Restated Plan shall be 5,000,000 shares. The Restated Plan became effective on the date of the Annual Meeting.

Administration.  The Restated Plan is administered by the compensation committee of the Board (the “Compensation Committee”). Subject to the terms and conditions of the Restated Plan, the Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the Restated Plan. The Compensation Committee is also authorized to establish, adopt, amend or revise rules relating to administration of the Restated Plan. The Board may at any time revest in itself the authority to administer the Restated Plan.

Awards.  The Restated Plan authorizes the Compensation Committee to grant stock options, restricted stock, restricted stock units, dividend equivalents, stock payment awards and stock appreciation rights. The Restated Plan also authorizes the Compensation Committee to grant performance awards payable in the form of the Company’s common stock or cash, including equity awards and incentive cash bonuses that may qualify as “performance-based compensation” under Section 162(m) of the Code. The Restated Plan authorizes the grant of awards to employees and consultants of the Company and to the Company’s non-employee directors. In addition, the following annual limitations apply: (i) the maximum aggregate number of shares of common stock that may be subject to awards granted to any one participant during a calendar year is 1,423,241; (ii) the maximum aggregate amount of cash that may be paid to any one participant during any calendar year with respect to cash-based awards is $1,000,000; and (iii) the sum of any cash compensation, or other compensation, and the value of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $400,000 (increased to $600,000 in the fiscal year of a non-employee director’s initial service as a non-employee director).

Other Provisions.  The Restated Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The Restated Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the participant. The Restated Plan will expire in 2027.

The terms and conditions of the Restated Plan are described in the section entitled “Proposal No. 5 - Approval of Amendment and Restatement of the Apricus Biosciences, Inc. 2012 Stock Long Term Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2017. The Company’s directors and executive officers are eligible to participate in the Restated Plan. The foregoing description of the Restated Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2017, the Company held its Annual Meeting. The following is a brief description of each matter submitted to a vote at the Annual Meeting on May 17, 2017, as well as the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable. For more information about these proposals, please refer to the Company’s proxy statement filed with the Securities and Exchange Commission on April 13, 2017.

The number of shares of common stock entitled to vote at the Annual Meeting was 7,741,782. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 5,497,174. Certain matters submitted to a binding vote of stockholders at the Annual Meeting were approved as described below.

Proposal No. 1: Election of Class III Directors

Rusty Ray and Wendell Wierenga, Ph.D. were elected to serve as Class III directors. Mr. Ray received 2,530,435 votes for and 245,280 votes withheld and Dr. Wierenga received 2,447,459 votes for and 328,256 votes withheld. There were 2,721,459 broker non-votes regarding the election of directors.

Proposal No. 2: Ratify Selection of Auditors

Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The results of the voting included 5,025,094 votes for, 358,112 votes against and 113,968 votes abstained. There were no broker non-votes regarding this proposal.

Proposal No. 3: Conduct an Advisory (Non-Binding) Vote on Executive Compensation

Stockholders approved, on an advisory basis, the executive compensation paid to the Company’s named executive officers. The results of the voting included 2,350,145 votes for, 365,769 votes against and 59,801 votes abstained. There were 2,721,459 broker non-votes regarding this proposal.

Proposal No. 4: Amend the Company’s Amended and Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

Stockholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the "Charter Amendment") to increase the number of authorized shares of common stock from 15,000,000 shares to a total of 30,000,000 shares. The results of the voting included 4,366,698 votes for, 1,039,059 votes against and 91,417 votes abstained. There were no broker non-votes regarding this proposal.

Proposal No. 5: Amendment and Restatement of the Company's 2012 Stock Long Term Incentive Plan

Stockholders approved the amendment and restatement of the Company’s 2012 Stock Long Term Incentive Plan.  The results of the voting included 799,143 votes for, 480,738 votes against and 1,495,834 votes abstained. There were 2,721,459 broker non-votes regarding this proposal.

Item 8.01.	Other Events.

As previously announced, in April 2017, the Company issued, in an underwritten public offering, an aggregate of 5,030,000 units (the “Units”). Each Unit consisted of one share of the Company’s common stock, and one warrant to purchase 0.75 of a share of common stock (the “April 2017 Warrants”). Pursuant to their terms, the April 2017 Warrants were not exercisable until the Company’s announcement that it has received stockholder approval of the Charter Amendment and the Charter Amendment became effective. In addition, in April 2017, the Company entered into a warrant amendment with the holders of the Company’s warrants to purchase common stock of the Company previously issued in September 2016 (the “September 2016 Warrants”), pursuant to which, among other things, the date upon which the September 2016 Warrants become exercisable was changed to the effective date of the Charter Amendment.

As a result, in connection with the effectiveness of the Charter Amendment and the filing of this Current Report on Form 8-K, the April 2017 Warrants are now exercisable for up to 3,772,500 shares of common stock and the September 2016 Warrants are now exercisable for up to 865,925 shares of common stock, each pursuant to their terms.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibits
10.1
2012 Stock Long Term Incentive Plan, as amended and restated effective May 17, 2017 (incorporated by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on April 13, 2017).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: May 17, 2017	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

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